UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of Incorporation)	1-1097 (Commission File No.)	31-0455440 (I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio (Address of principal executive offices)	45417 (Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2015, The Standard Register Company (the “Company”) received formal written notice from the New York Stock Exchange (the “NYSE”) that trading in the Company’s common stock was suspended before the market opened on March 4, 2015.  The NYSE based its action under Section 802.01B of the NYSE’s Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard which requires listed companies to maintain an average global market capitalization of not less than $15,000,000 over a consecutive 30-day trading period.

The NYSE further informed the Company that it would apply to the Securities and Exchange Commission to delist the Company’s common stock under Exchange Act Rule 12d-2 upon the completion of all applicable procedures, including appeals. However, the Company has notified the NYSE that considering the cost of an appeal and the likelihood of success, it does not intend to appeal.

On March 4, 2015, the Company issued a press release announcing the foregoing and announcing that its common shares will be available for trading over-the-counter on the OTC Pink Marketplace under the symbol SRCT beginning at 9:00 AM on March 4, 2015.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference under this Item 3.01.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
99.1	Press Release dated March 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE STANDARD REGISTER COMPANY

Date: March 6, 2015

By:  /s/ Gerard D. Sowar

       Gerard D. Sowar,

       Executive Vice President, General Counsel

       and Secretary